UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2021

INTEC PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-37521	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hartom St. Har Hotzvim
Jerusalem, Israel	9777512
(Address of principal executive offices)	(Zip Code)

+ 972-2-586-4657
(Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NTEC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger (as defined below) and the previously announced domestication merger (which was consummated on July 27, 2021 and was one of the closing conditions of the Merger), after which Intec Pharma Ltd., an Israeli company (the “Company”), became a wholly owned subsidiary of Indaptus Therapeutics, Inc. (formerly Intec Parent, Inc.), a Delaware corporation (“Indaptus”), a request was made for the Nasdaq Stock Market LLC to file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the ordinary shares of the Company under Section 12(b) of the Securities Exchange Act of 1934, as amended. The Form 25 was filed on August 3, 2021 and will become effective 10 days following its filing.

Item 8.01	Other Events.

On August 3, 2021, Indaptus completed its business combination with Decoy Biosystems, Inc., a Delaware corporation (“Decoy”) following the satisfaction or waiver of the conditions set forth in the Agreement and Plan of Merger, dated as of March 15, 2021 among Indaptus, the Company, and Dillon Merger Subsidiary Inc., a Delaware corporation and wholly owned subsidiary of Indaptus (“Merger Sub”) pursuant to which Merger Sub merged with and into Decoy, with Decoy surviving as a wholly owned subsidiary of Indaptus (the “Merger”).

As previously disclosed, on July 23, 2021, Indaptus entered into a securities purchase agreement with a certain institutional investor, pursuant to which Indaptus agreed to sell and issue, in a private placement (the “Private Placement”) a pre-funded warrant to purchase up to 2,727,273 shares of Indaptus’s common stock (the “Pre-funded Warrant”) and a warrant to purchase up to 2,727,273 of Indaptus’s common stock (the “Warrant”) at a purchase price of $10.99 per Pre-funded Warrant and associated Warrant, for aggregate gross proceeds to Indaptus of approximately $29.9 million (or approximately $30.0 million assuming the full exercise of the Pre-funded Warrant), before deducting the placement agent’s fees and other estimated offering expenses payable by Indaptus. On August 3, 2021, the Private Placement closed.

The closing of the Merger and the closing of the Private Placement, along with other related matters, including, but not limited to, the wind down of the Accordion Pill business of the Company, the name change from Intec Parent, Inc. to Indaptus Therapeutics, Inc., the appointment of certain directors and officers of Indaptus, the entering into of employment or consulting agreements with certain executive officers of Indaptus, the granting of options for certain executive officers of Indaptus, the approval of a form of indemnification agreement to be entered into with each of the directors and executive officers of Indaptus, the amendment to the stock incentive plan of Indaptus, and the adoption of a director compensation policy, are described in the two Current Reports on Form 8-K filed by Indaptus with the SEC on August 6, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2021

INTEC PHARMA LTD.

By:	/s/ Nir Sassi
Nir Sassi
Chief Financial Officer